UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices) (Zip Code)

(860) 728-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 25, 2012, United Technologies Corporation (the “Company”) and certain of its subsidiaries (the “Sellers”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Silver II Acquisition S.à r.l., a private limited liability company organized under the laws of Luxembourg (the “Purchaser”). The Purchaser was formed by affiliates of The Carlyle Group (“Carlyle”) and affiliates of BC Partners (“BC Partners” and, together with Carlyle, the “Sponsors”). Subject to the terms and conditions of the Purchase Agreement, the Purchaser has agreed to purchase the capital stock and other equity interests owned by the Sellers (the “Shares”) of certain entities listed on Schedule II to the Purchase Agreement (the “Transferred Companies” and such purchase, the “Transaction”). The Transferred Companies and their respective subsidiaries are engaged in the design, manufacture and sale of, and the provision of aftermarket support for, industrial pumps and air compressors and the other products manufactured or sold by the Transferred Companies and their respective Subsidiaries (the “Business”).

The Company’s total proceeds from the Transaction will be approximately $3.46 billion, including the payment of $3.44 billion by the Purchaser for the Shares and approximately $20 million of cash to be retained by the Transferred Companies and their respective subsidiaries upon the consummation of the Transaction, in each case, subject to certain further adjustments pursuant to the Purchase Agreement (as so adjusted, the “Purchase Price”).

The Purchase Agreement contains customary representations, warranties and covenants by each party thereto. Between the date of execution of the Purchase Agreement and the completion of the Transaction, subject to certain limitations, the Company and the Sellers are obligated (solely with respect to the conduct of the Business), and have agreed to cause the Transferred Companies and their respective subsidiaries, to operate in the ordinary course of business consistent with past practice, to use reasonable best efforts to preserve intact their respective business organizations and relationships and to comply with certain other operating covenants.

The completion of the Transaction is subject to customary conditions, including (1) the expiration or early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the receipt of required approvals from the European Commission and certain other governmental antitrust authorities, or the expiration of the applicable waiting periods under certain antitrust laws, (3) the absence of any order, judgment, law or other legal restraint preventing or prohibiting completion of the Transaction, (4) the absence of any events, circumstances, developments, changes or effects that, individually or in the aggregate, have had or would reasonably be expected to have a “Material Adverse Effect” (as defined in the Purchase Agreement), and (5) the receipt of certain non-competition governmental approvals. Each party’s obligation to consummate the Transaction is also subject to (x) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Purchase Agreement in all material respects.

The Company, the Sellers and the Purchaser have agreed to use their respective reasonable best efforts to cause the Transaction to be consummated. However, the Purchase Agreement also includes customary termination provisions in favor of both the Company and the Sellers, on the one hand, and the Purchaser, on the other hand. A termination of the Purchase Agreement by the Company and the Sellers under certain specified circumstances, including a failure by the Purchaser to consummate the Transaction if all of the conditions to the obligation of the Purchaser to close the Transaction have been satisfied (other than those that by their nature will not be satisfied until the closing), will entitle the Company and the Sellers to receive from the Purchaser a reverse termination fee equal to $223.6 million and reimbursement of certain expenses and other items as specified in the Purchase Agreement. Each of the

Company and the Purchaser also has the right to terminate the Purchase Agreement if the closing has not occurred on or before December 31, 2012, subject to extension through March 31, 2013 if certain governmental approvals have not been obtained by December 31, 2012.

The Purchaser has obtained equity commitments (“Equity Commitments”) from an affiliate of each Sponsor and debt financing commitments (“Debt Commitments”) from Credit Suisse AG, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Royal Bank of Canada, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., UBS Loan Finance LLC and Goldman Sachs Bank USA, together with certain of their respective affiliates. The aggregate proceeds of the Equity Commitments and the Debt Commitments will be used by the Purchaser (i) to pay the Purchase Price, (ii) to pay any and all fees and expenses required to be paid by the Purchaser in connection with the Transaction and (iii) to fund any repayment or refinancing of indebtedness of the Transferred Companies and their respective subsidiaries in connection therewith. The obligations of the Purchaser pursuant to the Purchase Agreement are not conditioned on receipt of this financing; however, the Purchaser is not required to consummate the Transaction until after the completion of a fifteen-business day marketing period (subject to customary “blackout” periods) to commence once the closing conditions have been satisfied (subject to certain exceptions).

An affiliate of each Sponsor has also agreed to guarantee fifty percent of certain obligations of the Purchaser under the Purchase Agreement, on the terms and subject to the conditions set forth in its limited guarantee in favor of the Company, dated July 25, 2012, which collectively guarantee the payment of certain monetary obligations that may be owed by the Purchaser pursuant to the Purchase Agreement, including any reverse termination fee and reimbursement obligations that may become payable by the Purchaser.

Both the Company and the Purchaser have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. Simultaneously with the closing of the Transaction, the Company, the Sellers and the Purchaser also will enter into certain additional ancillary agreements, including a transition services agreement, an intellectual property license agreement and certain other commercial agreements.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date.

Item 8.01	Other Events.

On July 25, 2012, the Company issued a press release announcing its entry into the Purchase Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated July 25, 2012, by and among United Technologies Corporation, certain of its subsidiaries listed on Schedule I thereto, as sellers, and Silver II Acquisition S.à r.l.*

99.1

Press Release issued by United Technologies Corporation on July 25, 2012.

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2012

UNITED TECHNOLOGIES CORPORATION

By:	/s/ An-Ping Hsieh
Name:	An-Ping Hsieh
Title:	Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated July 25, 2012, by and among United Technologies Corporation, certain of its subsidiaries listed on Schedule I thereto, as sellers, and Silver II Acquisition S.à r.l.*

99.1	Press Release issued by United Technologies Corporation on July 25, 2012.

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.